UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BLACK CACTUS GLOBAL, INC.

(Exact name of Registrant as specified in its charter)

Florida, USA	46-2500923
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8275 S. Eastern Avenue, Suite 200 Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange of which
to be so registered	each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-188785

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.0001

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.0001, of the Registrant set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-188785), as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”) on May 23, 2013, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation of Black Cactus Global, Inc. f/k/a Envoy Group Corp. (1)
3.2	Bylaws of Black Cactus Global, Inc. f/k/a Envoy Group Corp. (1)
3.3	Amendment to Articles of Incorporation of Black Cactus Global, Inc. f/k/a Envoy Group Corp. (2)
3.4	Amendment to Articles of Incorporation of Black Cactus Global, Inc. f/k/a Envoy Group Corp. (3)
4.1	Form of common stock certificate of Black Cactus Global, Inc. f/k/a Envoy Group Corp. (1)

__________

(1)  Incorporated by reference to exhibits on Registrant’s Registration Statement on Form S-1 (SEC File No. 333-188785) filed May 23, 2013.

(2)  Incorporated by reference to exhibits in Registrant’s Form 8-K (SEC File No. 333-188785) filed June 9, 2014.

(3)  Incorporated by reference to exhibits in Registrant’s Form 8-K (SEC File No. 333-188785) filed December 1, 2017.

* Information pertaining to our common stock is contained in our Articles of Incorporation and amendments thereto and our Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CACTUS GLOBAL, INC.
f/k/a Envoy Group Corp.

January 8, 2018	By: /s/ Harpreet Sangha
Harpreet Sangha, Chairman, CFO